Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Family Dollar Stores, Inc.’s Annual Report on Form 10-K for the year ended August 28, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

January 24, 2011